UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2022

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North; Suite 100

Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Private Placement

On May 15, 2022 (the “Agreement Date”), Celcuity Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) at a price per share of $5.75 (on an as converted to Common Stock basis). The closing price of the Common Stock on The Nasdaq Capital Market on Friday, May 13, 2022 (the last trading day before the Agreement Date) was $5.35 per share. Each share of Series A Preferred is convertible into 10 shares of Common Stock and has the other terms described in Item 5.03 below, which is incorporated herein by reference. For each share of Common Stock and each 1/10 of a share of Series A Preferred purchased, Purchasers will receive a warrant (“Warrant”) initially exercisable for Series A Preferred equivalent to 0.40 shares of Common Stock on an as converted basis. The exercise price of the Warrants will be at a 40% premium to the price (on an as converted to Common Stock basis) paid by Purchasers for the initial shares of Common Stock purchased under the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the Company agreed to sell and the Purchasers agreed to purchase (i) 6,182,574 shares (the “Common Shares”) of Common Stock at a purchase price of $5.75 per share, (ii) 1,120,873 shares (the “Preferred Shares”) of Series A Preferred at a purchase price of $57.50 per share, and (iii) Warrants to purchase 695,645 shares of Series A Preferred (“Preferred Warrant Shares”), each Warrant having an exercise price of $80.50 per Preferred Warrant Share (the “Private Placement”).

The closing of the Private Placement is expected to occur shortly after the first patient enrolled in the Company’s forthcoming Phase 3 clinical study (VIKTORIA-1) receives their first dose of treatment at a clinical site located in the United States, provided that such date must occur on or before December 31, 2022, subject to the satisfaction of customary closing conditions (the “Closing Date”), and provided further that each investor may elect to close prior to the first dose of treatment in the Phase 3 clinical study. The Company expects to activate the VIKTORIA-1 study in mid-2022 and that the first patient receiving their first dose is expected to occur six to ten weeks later. The Company expects to report results for the first primary analysis of the VIKTORIA-1 clinical study in the second half of 2024.

Venrock Healthcare Capital Partners is the lead investor in the Private Placement and Commodore Capital, New Enterprise Associates (NEA), RA Capital Management, Soleus Capital and Brian Sullivan, the Company’s Chief Executive Officer, are also participating. Except for Mr. Sullivan, there are no material relationships between the Company and any of the Purchasers other than in respect of the Private Placement. Jefferies LLC is acting as placement agent for the Private Placement.

The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, will be approximately $100 million. The Company expects to use the net proceeds to advance clinical development of gedatolisib, including its planned Phase 3 clinical study (VIKTORIA-1), and for general corporate purposes.

Each Warrant to be issued on the Closing Date will be exercisable immediately and will remain exercisable until the earlier of (i) five years from the date of issuance and (ii) seventy-five (75) days after the Company announces (x) whether the progression-free survival (“PFS”) of gedatolisib in combination with Palbociclib and fulvestrant (Arm A) to fulvestrant (Arm C) in the Phase 3 study met its primary endpoint target, (y) whether the PFS of gedatolisib in combination with fulvestrant (Arm B) to fulvestrant (Arm C) in the Phase 3 study met its primary endpoint target, and (z) the associated hazard ratios and median PFS values for each of Arm A, Arm B, and Arm C.

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Upon notice by the Company to the Purchasers that an amendment to the Company’s Certificate of Incorporation has become effective that increases the aggregate authorized number of shares of capital stock and the number of shares of Common Stock such that the Company has available, and has reserved, such number of its duly authorized but unissued shares of Common Stock as shall be sufficient to effect the conversion of all shares of Series A Preferred then outstanding or available for issuance upon the exercise of the Warrants, then on and following the date specified in such notice, the Warrants will become exercisable for ten (10) shares of Common Stock (“Common Warrant Shares”) for each share of Series A Preferred that the Warrants would otherwise be exercisable for and with the exercise price per share adjusted to $8.05 per share. The Company has agreed to use commercially reasonable efforts to obtain the necessary shareholder approval to effect such amendment to its Certificate of Incorporation (the “Authorized Share Approval”) no later than December 31, 2022, and, no later than thirty (30) days following the last Closing Date under the Securities Purchase Agreement, to call, and deliver notice of, a special meeting of stockholders in accordance with the Company’s bylaws for the purpose of obtaining the Authorized Share Approval, and thereafter to use commercially reasonable efforts to promptly obtain and effect the Authorized Share Approval.

Under the terms of Series A Preferred and the Warrants, the Company may not effect the conversion of Series A Preferred into Common Stock, or the exercise of any such Warrant, and a holder will not be entitled to request the conversion of shares of Series A Preferred or exercise any portion of any Warrant, if, upon giving effect to such conversion or exercise, the aggregate number of shares of Common Stock (assuming the conversion of the Series A Preferred into Common Stock with respect to the Warrants) beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “Beneficial Ownership Limitation”). A holder may reset the Beneficial Ownership Limitation percentage to a higher percentage (not to exceed 19.9%), effective 61 days after written notice to the Company, or a lower percentage, effective immediately upon written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of Series A Preferred Stock or Warrants.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agrees to register for resale (i) the Common Shares, (ii) the shares of Common Stock then issued or issuable upon conversion of the Preferred Shares or the Preferred Warrant Shares (assuming on such date the shares of Preferred Stock are convertible in full without regard to any conversion limitations in the Certificate of Designations and assuming receipt of the Authorized Share Approval and authorization of such Common Stock to be issued in full), (iii) the Common Warrant Shares then issued or issuable upon exercise of the Warrants (assuming the Warrants are exercisable for Common Stock and are exercisable in full without regard to any exercise limitations therein and assuming receipt of the Authorized Share Approval and authorization of such Common Stock to be issued in full) (collectively, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of the Registrable Securities no later than 30 days following (i) the Closing Date and (ii) the Authorized Share Approval. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until such time as there are no longer Registrable Securities held by the Purchasers (the “Effectiveness Period”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

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In the event (i) the registration statement is not filed within the time period specified above, (ii) the registration statement has not been declared effective (A) by the 60th day after the Closing Date (or, in the event of a review by the SEC, the 90th day after the Closing Date) or (B) within ten business days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such registration statement), but excluding any Allowed Delay (as defined in the Registration Rights Agreement) or, if the registration statement is on Form S-1, for a period of twenty (20) days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K, then the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder per 30-day period or pro rata for any portion thereof for each such month during which such event continues, provided that the maximum aggregate amounts payable as liquidated damages shall not exceed 5.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The representations, warranties and covenants contained in the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Warrant, the Securities Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Securities will be exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sales of the Securities by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Securities will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws.

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Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 16, 2022, in connection with the Private Placement (as defined in Item 1.01 above), the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 1,850,000 shares out of the authorized but unissued shares of its preferred stock as Series A Preferred. The following is a summary of the principal terms of the Series A Preferred:

Dividends

Holders of Series A Preferred shall be entitled to receive dividends or distributions on shares of Series A Preferred equal (on an as-if-converted-to-Common Stock basis) to and in the same form as dividends or distributions actually paid on shares of the Common Stock when, as and if such dividends or distributions are paid on shares of the Common Stock. No other dividends or distributions shall be paid on shares of Series A Preferred.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined in the Certificate of Designations) the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined in the Certificate of Designations), as applicable, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into Common Stock pursuant to the Certificate of Designations immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the “Series A Liquidation Amount”).

Voting

The Series A Preferred is non-voting stock and does not entitle the holder thereof to vote on any matter submitted to the stockholders of the Corporation for their action or consideration, except as otherwise provided by the General Corporation Law of the State of Delaware or the other provisions of the Certificate of Incorporation or the Certificate of Designations.

As long as any shares of Series A Preferred are outstanding, the Company may not, without the approval of the holders of a majority of the outstanding shares of Series A Preferred, take the following actions: (i) amend, alter or repeal any provision of the Certificate of Incorporation, the Certificate of Designations or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred; (ii) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred or increase the authorized number of shares of any additional class or series of capital stock of the Company unless the same ranks junior to the Series A Preferred with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption; (iii) (A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred in respect of any such right, preference, or privilege or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred in respect of any such right, preference or privilege; or (iv) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company (with exceptions for dividends on the Common Stock solely in the form of additional shares of Common Stock and repurchases from former service providers in connection with the cessation of such services).

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Conversion

Subject to (a) the Authorized Share Approval (as defined in Item 1.01 above) and (b) the Beneficial Ownership Limitation (as defined in Item 1.01 above below), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by multiplying one share of Series A Preferred Stock by the Series A Conversion Rate in effect at the time of conversion. The “Series A Conversion Rate” shall initially be ten (10) shares of Common Stock for each share of Series A Preferred Stock. The Series A Conversion Rate shall be subject to adjustment as provided in the Certificate of Designation.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 4.2 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On May 16, 2022, the Company issued a press release announcing the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Securities discussed herein, nor shall there be any offer, solicitation, or sale of such Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant

4.2	Certificate of Designations

10.1	Securities Purchase Agreement, dated May 15, 2022, by and among the Registrant and the Purchasers named therein

10.2	Registration Rights Agreement, dated May 15, 2022, by and among the Registrant and the Purchasers named therein

99.4	Press Release, dated May 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2022

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer

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